Exhibit 10.21

STANCORP FINANCIAL GROUP, INC.

FORM OF LONG-TERM INCENTIVE AWARD AGREEMENT

(             Performance Period)

This Long-Term Incentive Award Agreement (this “Agreement”) is made effective as of              between StanCorp Financial Group, Inc., an Oregon corporation (the “Company”) and «First_Name» «Last_Name» (the “Employee”).

On             , the Organization and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) gave final approval for a performance-based award to the Employee pursuant to Section 8 of the Company’s 2002 Stock Incentive Plan (the “Plan”). Compensation paid pursuant to the award is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Employee desires to accept the award subject to the terms and conditions of this Agreement.

In consideration of the agreements set forth below, the Company and the Employee agree as follows:

1. Award. Subject to the terms and conditions of this Agreement, the Company shall issue to the Employee the number of shares of common stock (“Common Stock”) of the Company (“Performance Shares”) determined under this Agreement based on (a) the Company’s performance during the three-year period from              to              (the “Performance Period”) as described in Section 2, and (b) Employee’s continued employment through the Performance Period as described in Section 3. Recipient’s “Target Share Amount” for purposes of this Agreement is              shares.

2. Performance Conditions.

2.1 Subject to Section 3 and Section 4, the number of Performance Shares to be issued to the Employee shall be determined by multiplying the Target Share Amount by the Payout Factor determined under the following formula:

Payout Factor = (50% * TSR PF) + (50% * Premium Growth PF)

where the “TSR PF” and the “Premium Growth PF” are determined under the following table based on the Company’s Comparative TSR and Comparative Premium Growth, respectively (each as defined below), for the Performance Period.

Comparative TSR	TSR PF	Comparative Premium Growth	Premium Growth PF
% or less	0%	% or less	0%
%	100%	%	100%
% or more	200%	% or more	200%

If the Comparative TSR for the Performance Period is between any two data points set forth in the first column of the above table, the TSR PF shall be determined by interpolation between the corresponding data points in the second column of the table (rounded to the nearest tenth of a percentage point). If the Comparative Premium Growth for the Performance Period is between any two data points set forth in the third column of the above table, the Premium Growth PF shall be determined by interpolation between the corresponding data points in the fourth column of the table (rounded to the nearest tenth of a percentage point).

2.2 The Company’s “Comparative TSR” for the Performance Period shall be equal to the Company TSR minus the S&P 500 TSR. The “Company TSR” shall be calculated by (a) assuming that $100 is invested in the Common Stock at a price equal to the closing market price of the stock on the last trading day of             , (b) assuming that for each dividend paid on the Common Stock during the Performance Period, the amount equal to the dividend paid on the assumed number of shares held is reinvested in additional shares at a price equal to the closing market price of the stock on the ex-dividend date for the dividend, and (c) determining the final dollar value of the total assumed number of shares based on the closing market price of the Common Stock on the last trading day of             . The “Company TSR” shall then equal the amount determined by subtracting $100 from the foregoing final dollar value, dividing the result by 100 and expressing the resulting fraction as a percentage. The “S&P 500 TSR” shall be calculated by dividing the reported closing value of the S&P 500 Total Return Index on the last trading day of              by the reported closing value of the S&P 500 Total Return Index on the last trading day of             , subtracting one from the result and then expressing the resulting fraction as a percentage.

2.3 The Company’s “Comparative Premium Growth” for the Performance Period shall be equal to the Company Premium Growth minus the Peer Group Premium Growth. “Company Premium Growth” shall be calculated by dividing the total              premium revenues for the Company’s group life and AD&D, group long term disability and group short term disability product lines by the total              premium revenues for the same product lines (in each case as set forth in the notes to audited consolidated financial statements of the Company and its subsidiaries for the applicable year), subtracting one from the result and then expressing the resulting fraction as a percentage. “Peer Group Premium Growth” shall be calculated by determining for each of the companies listed in the following table (the “Peer Group Companies”) the amount of              revenues for the segment or product line(s) listed in the table and adding those amounts together, and then dividing that total by the total              revenues for the same segments or product line(s) of the Peer Group Companies, subtracting one from the result and then expressing the resulting fraction as a percentage. All revenue information for each Peer Group Company shall be obtained from the financial or statistical supplement published by the company for the last quarter of the applicable year.

Peer Group Company	Comparative Premium Revenue Line Item(s)

Aetna Inc.	Premiums of Group Insurance Segment

Assurant, Inc.	Employee Benefits Segment—Net earned premiums and other considerations of the Group disability single premiums for closed blocks, All other group disability premiums, and Group life product lines

CIGNA Corporation	Disability and Life Segment—Premiums and fees of the Life and Disability product lines

Delphi Financial Group, Inc.	Group Employee Benefit Products Segment—Premiums of the Disability and Life product lines

The Hartford Financial Services Group, Inc.	Group Benefits Segment—Premiums of the Group Disability and Group Life product lines

Lincoln National Corporation	Group Protection Segment—Insurance Premiums of the Life and Disability product lines

MetLife, Inc.	Insurance Products Segment—Premiums of the Group Life product line

Principal Financial Group, Inc.	Life and Health Insurance Segment—Specialty Benefits Insurance subsegment—Premiums and Fees of the Group life and Group disability product lines

Prudential Financial, Inc.	Premiums and Policy charges and fee income of Group Insurance Segment

Unum Group	Unum US Segment—Premiums of the Group Disability, Group Life and AD&D product lines

If prior to the end of the Performance Period, any Peer Group Company ceases to be a public reporting company for any reason, or if it ceases to report premium revenues for the segment or product lines listed in the above table, then such company shall not be considered a Peer Group Company and Peer Group Premium Growth shall be calculated based on the remaining Peer Group Companies; provided, however, that if a Peer Group Company, or a Peer Group Company’s segment or product line(s) listed in the above table, is acquired by another Peer Group Company during the Performance Period, then such Peer Group Company shall continue to be considered a Peer Group Company for purposes of calculating the total             revenues of the applicable segments or product line(s) of the Peer Group Companies. In addition, if prior to the end of the Performance Period, any Peer Group Company acquires (including an acquisition by reinsurance) any of the companies listed in the following table, or the group life and disability product lines of any of those companies, then such company shall not be considered a Peer Group Company and Peer Group Premium Growth shall be calculated based on the remaining Peer Group Companies.

Guardian Life of America	Mutual of Omaha	Liberty Mutual
ING Employee Benefits	AIG Benefit Solutions	New York Life
Minnesota Life	WellPoint Life & Disability	Fort Dearborn Life
United Healthcare Specialty Benefits	OneAmerica (AUL)	Liberty Life of Boston

3. Employment Condition.

3.1 In order to receive the full number of Performance Shares determined under Section 2, the Employee must not have a Termination of Employment (as defined below) prior to the last day of the Performance Period (the “Vesting Date”).

3.2 If the Employee has a Termination of Employment prior to the Vesting Date as a result of Total Disability, Death or Retirement as such terms are defined in Sections 6.1-4(b), 6.1-4(c) and 6.1-4(f), respectively, of the Plan, the Employee or beneficiary shall be entitled to receive an award payout following the completion of the Performance Period as determined under this Agreement based on a reduced Target Share Amount. The Target Share Amount following Total Disability, Death or Retirement of the Employee shall be determined by multiplying the Target Share Amount before such event by a fraction, the numerator of which is the number of days in the period starting on the first day of the Performance Period and ending on the date of the Employee’s Termination of Employment and the denominator of which is the number of days in the Performance Period.

3.3 If the Employee has a Termination of Employment prior to the Vesting Date, other than by reason of Total Disability, Death or Retirement, the Employee shall forfeit all rights to receive any Performance Shares.

3.4 A “Termination of Employment” shall be deemed to occur on the date on which the Employee ceases to be employed on a continuous full time basis by the Company or a subsidiary of the Company for any reason or no reason, with or without cause. The Employee shall not be treated as having a Termination of Employment during the time the Employee is receiving long term disability benefits provided by the Company or a subsidiary of the Company, unless the Employee has received formal written notice of termination.

4. Certification and Payment. As soon as practicable following the release of earnings by the Company and the Peer Group Companies for the last year of the Performance Period, the Company shall calculate the Payout Factor and the corresponding number of Performance Shares issuable to the Employee based on the Payout Factor, and shall submit these calculations to the Committee. Notwithstanding anything to the contrary in this Agreement, the Committee may, in its sole discretion, reduce by up to 50% the calculated numbers of Performance Shares to be issued based on circumstances relating to the performance of the Company or the Employee. No later than the March 15 immediately following the Vesting Date the Committee shall certify in writing (which may consist of approved minutes of a Committee meeting) the levels of Comparative TSR and Comparative Premium Growth attained by the Company for the Performance Period, and the number of Performance Shares issuable to the Employee based on those performance levels. Subject to applicable tax withholding, the number of Performance Shares so certified shall be issued to the Employee as soon as practicable following such certification, but no Performance Shares shall be issued prior to certification. No fractional shares shall be issued and the number of Performance Shares deliverable shall be rounded to the nearest whole share.

5. Tax Withholding. The Employee acknowledges that, on the date the Performance Shares are issued to the Employee (the “Payment Date”), the Value (as defined below) on that date of the Performance Shares will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on these income amounts. To satisfy the required minimum withholding amount, the Company shall withhold the number of Performance Shares having a Value equal to the minimum withholding amount. For purposes of this Section 5, the “Value” of a Performance Share shall be equal to the closing market price for Common Stock on the last trading day preceding the Payment Date.

6. Change of Control.

6.1 Notwithstanding any other provision of this Agreement, if a Change of Control (as defined below) occurs before the Vesting Date and the Employee has not previously forfeited the Employee’s Performance Shares under Section 3, the Company shall, within 5 business days thereafter and subject to applicable tax withholding as provided for in Section 5, issue to the Employee a number of Performance Shares determined by multiplying the Target Share Amount by a fraction, the numerator of which is the number of days in the period starting on the first day of the Performance Period and ending on the date of the Change in Control and the denominator of which is the number of days in the Performance Period; provided, however, that if the Employee had a Termination of Employment due to Total Disability, Death or Retirement prior to the date of the Change in Control, the number of Performance Shares to be issued shall be equal to the Target Share Amount (as previously adjusted under Section 3.2). Amounts delivered or paid under this Section 6 shall be in satisfaction of any and all obligations of the Company to issue Performance Shares under this Agreement.

6.2 For purposes of this Agreement, a Change of Control shall have occurred if:

(a) Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(b) The Company completes a merger or other consolidation of the Company with any other company, other than (i) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 51% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Company’s then outstanding securities;

(c) The Company completes a sale or disposition of all or substantially all of its assets; or

(d) During any period of twelve months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority of the Board unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

7. Mergers, Consolidations or Changes in Capital Structure. If, after the date of this Agreement, the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, or in the event of any consolidation, merger or plan of exchange involving the Company pursuant to which the Common Stock is converted into cash, securities or other consideration, then appropriate adjustment shall be made by the Committee in the number and kind of shares subject to this Agreement so that the Employee’s proportionate interest before and after the occurrence of the event is maintained.

8. No Right to Employment. Nothing in this Agreement or the Plan shall (i) confer upon the Employee any right to be continued in the employment of the Employee’s employer or interfere in any way with the right of such employer to terminate the Employee’s employment at any time, for any reason or no reason, with or without cause, or to decrease the Employee’s compensation or benefits, or (ii) confer upon the Employee any right to the continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company or any subsidiary of the Company.

9. Approval. The obligations of the Company under this Agreement and the Plan are subject to the approval of state, federal or foreign authorities or agencies with jurisdiction in the matter. The Company will use its reasonable best efforts to take steps required by state, federal or foreign law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grant evidenced by this Agreement. The foregoing notwithstanding, the Company shall not be obligated to deliver the Performance Shares if such delivery would violate or result in a violation of applicable state or federal securities laws.

10. Miscellaneous.

10.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Oregon, without regard to the choice of law principles applied in the courts of such state.

10.2 Severability. If any provision or provisions of this Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.

10.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements between the Company and the Employee relating to the subject matter hereof.

10.4 Amendment. This Agreement may be amended or modified only by written consent of the Company and the Employee.

10.5 Assignment. The Employee may not assign this Agreement or any rights hereunder to any other party or parties without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STANCORP FINANCIAL GROUP, INC.

By:

EMPLOYEE